EXHIBIT 32

            SECTION 1350 Certifications


Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned certifies that this periodic report fully complies with the requirements of Section 13(a) or 15(d) of the Securities
Exchange Act of 1934 and that information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of Oakridge
Holdings, Inc.


Date:	February 15, 2010

/s/ Robert C. Harvey

Robert C. Harvey

Chief Executive Officer,
Principal Accounting Officer
and Chief Financial Officer